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                                                                      Exhibit 11


                                               MASCOTECH, INC.
                                  Computation of Earnings Per Common Share
                                          Primary and Fully Diluted
                                   (In thousands except per share amounts)


                                                Three Months Ended      Six Months Ended
                                                      June 30,               June 30,
                                                  1994        1993       1994        1993
PRIMARY:
Income from continuing operations               $29,440     $21,310    $55,740     $37,380
Preferred stock dividends                         3,240       2,500      6,480       4,830
Income from continuing operations
  attributable to common stock                   26,200      18,810     49,260      32,550
Add convertible preferred stock dividends         3,240        ---       6,480        ---
Earnings for computing primary earnings
  from continuing operations per common
  share                                          29,440      18,810     55,740      32,550
Income from operations of discontinued
  segment                                          ---          430       ---        1,880
Earnings attributable to common stock
  for computing primary earnings per
  share                                         $29,440     $19,240    $55,740     $34,430

Weighted average number of common shares
  outstanding during each period                 60,680      49,930     60,640      54,700
Addition from assumed exercise of stock
  options and warrants                            3,970       5,340      5,210       3,680
Addition from assumed conversion of
  preferred stock                                10,800        ---      10,800        ---
Weighted average number of common shares
  and equivalents outstanding during each
  period--without dilution                       75,450      55,270     76,650      58,380

Primary earnings per common and common
  equivalent share:
    Continuing operations                         $ .39       $ .34      $ .73       $ .56
    Income from operations of discontinued
      segment                                       --          .01        --          .03
    Earnings attributable to common stock         $ .39       $ .35      $ .73       $ .59

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                                               MASCOTECH, INC.
                                  Computation of Earnings Per Common Share
                                          Primary and Fully Diluted
                                   (In thousands except per share amounts)
                                                 (concluded)


                                                Three Months Ended      Six Months Ended
                                                      June 30,               June 30,
                                                  1994        1993       1994        1993

FULLY DILUTED:
Income from continuing operations               $29,440     $21,310     $55,740    $37,380
Preferred stock dividends                         3,240       2,500       6,480      4,830
Income from continuing operations
  attributable to common stock                   26,200      18,810      49,260     32,550
Add after-tax convertible debenture
  related expenses                                2,570       1,870       4,610      3,740
Add convertible preferred stock dividends         3,240        ---        6,480       ---
Earnings for computing fully diluted
  earnings from continuing operations
  per common share                               32,010      20,680      60,350     36,290
Income from operations of discontinued
  segment                                          ---          430        ---       1,880
Earnings attributable to common
  stock, as adjusted                            $32,010     $21,110     $60,350    $38,170

Weighted average number of common shares
  outstanding during each period                 60,680      49,930      60,640     54,700
Addition from assumed conversion of
  convertible debentures as of the issue date    10,830      10,380      10,190     10,380
Addition from assumed exercise of stock
  options and warrants                            3,970       6,110       5,210      6,110
Addition from assumed conversion of
  preferred stock                                10,800        ---       10,800       ---
Weighted average number of common shares and
  equivalents outstanding during each period
  --fully diluted basis                          86,280      66,420      86,840     71,190

Fully diluted earnings per common and common
  equivalent share:
    Continuing operations                         $ .37       $ .31       $ .69      $ .51
    Income from operations of discontinued
      segment                                       --          .01         --         .03
    Earnings attributable to common stock         $ .37       $ .32       $ .69      $ .54

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